Exhibit 10.2

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT, dated as of February 7, 2016 (this “Agreement”), by and among AP VIII Queso Holdings, L.P., a Delaware limited partnership (“Parent”), Socrates Merger Sub, Inc., an Arizona corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Apollo Education Group, Inc., an Arizona corporation (the “Company”) and Peter V. Sperling (the “Shareholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, as of the date hereof, the Shareholder is the record or “beneficial” owner (as defined in Rule 13d-3 under the Exchange Act) of the number of Class A Shares or Class B Shares, as applicable, as set forth opposite such Shareholder’s name on Schedule I (the “Subject Shares”);

WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, Merger Sub and the Company, have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which, among other things, upon the terms and subject to the conditions thereof, at the Effective Time, Merger Sub will merge with and into the Company with the Company continuing as the surviving corporation in the merger (the “Merger”);

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that the Shareholder agree to enter into this Agreement; and

WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Shareholder has determined to vote in favor of the Merger and the Transactions and in furtherance thereof has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I

Agreement to Vote

Section 1.1. Agreement to Vote.

(a) From the date hereof until the termination of this Agreement in accordance with Article V, except to the extent waived in writing by Parent in its sole discretion, at any meeting of the shareholders of the Company (including the Shareholders Meeting), however called, or at any adjournment, recess or postponement thereof, or in any other circumstances upon which a vote, consent or other approval of the shareholders of the Company with respect to the Merger and the Transactions is sought, the Shareholder hereby irrevocably and unconditionally agrees to vote (or cause to be voted), in person or by proxy, all of such Shareholder’s Subject Shares: (i) in favor of (A) the adoption of the Merger Agreement and the approval of the Merger and the Transactions and (B) any proposal to adjourn or postpone any meeting of the shareholders of the Company to a later date if there are not sufficient votes for adoption and approval of the proposals in the preceding clause (i)(A), and (ii) against the following actions (other than the Merger and the Transactions): (A) any Acquisition Proposal; (B) any other merger, tender offer, recapitalization, reorganization, consolidation, share exchange, business combination, liquidation, dissolution or similar transaction or series of transactions involving the Company, any of its Subsidiaries or any Company Joint Venture Entity and any other Person; (C) any amendment of the Company’s articles of incorporation or by-laws, except as contemplated by the Merger Agreement; or (D) any other agreement, action, transaction or proposal that (1) would reasonably be expected to result in (x) a material breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or (y) a breach of any covenant, representation or warranty or any other obligation or agreement of the Shareholder contained in this Agreement, or (2) is intended, or would reasonably be expected, to prevent, or materially impede, interfere with, hinder, delay, discourage, inhibit, postpone or adversely affect the consummation of the Merger or any of the Transactions. Subject to the terms and conditions hereof, the Shareholder shall not enter into any Contract with any Person prior to the termination of this Agreement in accordance with Article V to vote in any manner inconsistent herewith. Such Shareholder shall retain at all times the right to vote the Subject Shares in such Shareholder’s sole discretion, and without any other limitation, on any matters other than those expressly set forth in this Section 1.1 that are at any time or from time to time presented for consideration to the Company’s shareholders generally (including, for the avoidance of doubt, regarding operational matters). Notwithstanding the foregoing, nothing in this Agreement shall require the Shareholder to vote or otherwise consent to any amendment to the Merger Agreement that would reasonably be expected to result in any decrease in the amount, or change to the form, of the Per Share Merger Consideration.

(b) At any meeting of the shareholders of the Company (including the Shareholders Meeting), however called, the Shareholder shall, or shall direct the holder(s) of record of all of such Shareholder’s Subject Shares on any applicable record date to appear, in person or by proxy, at each such meeting or otherwise cause all of such Shareholder’s Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(c) SOLELY IN THE EVENT OF A FAILURE BY THE SHAREHOLDER TO ACT IN ACCORDANCE WITH SUCH SHAREHOLDER’S OBLIGATIONS AS TO VOTING PURSUANT TO SECTION 1.1(a) AND 1.1(b), THE SHAREHOLDER HEREBY IRREVOCABLY GRANTS TO AND APPOINTS PARENT (AND ANY DESINGEE THEREOF) AS SUCH SHAREHOLDER’s PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), FOR AND IN THE NAME, PLACE AND STEAD OF SUCH SHAREHOLDER, TO REPRESENT, VOTE AND OTHERWISE ACT (BY VOTING AT ANY MEETING OF SHAREHOLDERS OF THE COMPANY OR OTHERWISE) WITH RESPECT TO THE SUBJECT SHARES OWNED OR HELD BY SUCH SHAREHOLDER REGARDING THE MATTERS REFERRED TO IN THIS SECTION 1.1 UNTIL, SUBJECT TO SECTION 10-722(B) OF THE ARS, THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ARTICLE V, TO THE SAME EXTENT AND WITH THE SAME EFFECT AS SUCH SHAREHOLDER MIGHT OR COULD DO UNDER APPLICABLE LAW, RULES AND REGULATIONS. THE PROXY GRANTED PURSUANT TO THIS SECTION 1.1(c)

IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. THE SHAREHOLDER WILL TAKE SUCH FURTHER ACTION AND WILL EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE GRANT OF THIS PROXY. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL TERMINATE UPON TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH ARTICLE V.

(d) Nothing in this Agreement, including this Section 1.1 and Section 4.6, shall limit, restrict or otherwise affect any Shareholder or any Affiliate or designee of such Shareholder that serves as an officer or a member of the board of directors of the Company, any of its Subsidiaries or any Company Joint Venture Entity in acting in such Shareholder’s or Affiliate’s or designee’s capacity as an officer or a member of the board of directors of the Company, any of its Subsidiaries or any Company Joint Venture Entity and exercising such Shareholder’s or Affiliate’s or designee’s fiduciary duties and responsibilities as an officer or a member of the board of directors of the Company, any of its Subsidiaries or any Company Joint Venture Entity.

ARTICLE II

Representations and Warranties of the Shareholder

The Shareholder hereby represents and warrants, with respect to the Subject Shares, to Parent and Merger Sub as to such Shareholder, as follows:

Section 2.1. Organization; Authority. Such Shareholder is either (a) a natural person or (b) a trust, duly organized and validly existing under the Laws of its jurisdiction of organization. Such Shareholder has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by such Shareholder of this Agreement have been duly and validly authorized by all necessary action on behalf of such Shareholder. No other actions or proceedings on the part of such Shareholder are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and assuming the due authorization, execution and delivery of this Agreement by Parent, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 2.2. Ownership of Subject Shares; Total Shares. Such Shareholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of, and has good and valid title to, its Subject Shares, free and clear of all Liens (including any conditional sale or other title retention agreement and any restriction on the right to vote or dispose of any such Subject Shares), except (a) as provided in this Agreement, (b) pursuant to the Shareholder Agreement, (c) as described in the Company Reports, and (d) pursuant to any applicable restrictions on transfer under U.S. federal or state securities laws. The Subject Shares set forth opposite such Shareholder’s name on Schedule I constitute all of the Class A Shares, Class B Shares and any other equity or voting securities of the Company of any class beneficially owned by such Shareholder as of the date hereof. As of the date hereof, other than the Subject Shares set forth on Schedule I, such Shareholder does not own or hold, beneficially or otherwise, (i) any Shares or other securities of the Company or any interest therein, (ii) any options, warrants or other rights to acquire any additional shares of any class of the Company’s capital stock or securities of the Company or any interest therein, (iii) any security exercisable for or convertible into the Company’s capital stock or securities, or (iv) any voting rights with respect to any securities of the Company.

Section 2.3. Voting Power. Such Shareholder has sole voting power and sole power to issue instructions with respect to the matters set forth in this Agreement, sole power of disposition with respect to dispositions contemplated by this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Subject Shares, with no limitations, qualifications or restrictions on such powers, subject only to applicable securities laws and the terms of this Agreement. Any proxies given prior to the execution of this Agreement in respect of such Shareholder’s Subject Shares are no longer in effect and can no longer become effective.

Section 2.4. Government Consents and Approvals; No Conflicts or Violations. The execution, delivery and performance by such Shareholder of this Agreement will not (with or without notice or lapse of time, or both): (a) require any License or any filing, notice, report, consent, registration, approval, permit or authorization to be made with or obtained from any Governmental Entity with respect to such Shareholder, other than any filings required under Section 13 or 16 of the Exchange Act, (b) if such Shareholder is not a natural person, breach, violate or conflict with or result in a default under any provision of the certificate of incorporation or bylaws of such Shareholder or any equivalent organizational or governing document of such Shareholder or (c) require any approval or consent under, breach, violate, conflict with or result in a default under any provision of, or constitute an event that, with or without notice or lapse of time or both, would result in a breach, violation, conflict or default under or the creation of any obligations under or accelerate or permit the acceleration of or maturity of any performance required under, or result in the modification, cancellation or termination of, or give any Person the right to modify, cancel or terminate, or result in the loss of any benefit to which such Shareholder is entitled under or the creation of a Lien on any of the assets of such Shareholder (i) pursuant to any Contract to which such Shareholder is a party or by which any property or assets of such Shareholder is bound or affected or (ii) under any Law to which such Shareholder is subject or Order binding upon or applicable to such Shareholder.

Section 2.5. Actions and Proceedings. As of the date hereof, there are no (a) Proceedings pending or, to the knowledge of such Shareholder, threatened against such Shareholder or any of its Affiliates or (b) outstanding Orders to which such Shareholder or any of its Affiliates are subject or bound, in each case, that would or seek to prevent, materially delay, hinder, impair or prevent the exercise by Parent of its rights under this Agreement or the performance by such Shareholder of its obligations under this Agreement.

Section 2.6. No Inconsistent Agreements. Except for this Agreement, such Shareholder has not: (a) taken any action that would or would reasonably be expected to (i) constitute a breach hereof, (ii) make any representation or warranty of such Shareholder set forth in this Article II untrue or incorrect or (iii) have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement; (b) granted any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Subject Shares with respect to the matters set forth in Section 1.1; or (c) deposited any of its Subject Shares into a separate voting trust or entered into a voting agreement with respect to any of its Subject Shares.

Section 2.7. Broker Fees. No Person is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement based upon arrangements made by or on behalf of such Shareholder.

Section 2.8. Acknowledgement. Such Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Shareholder’s execution, delivery and performance of this Agreement.

ARTICLE III

Representations and Warranties of Parent

Parent and Merger Sub hereby represent and warrant to the Shareholder as follows:

Section 3.1. Authority. Each of Parent and Merger Sub has all requisite corporate or similar power and authority to execute, deliver and perform its respective obligations under this Agreement. The execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on behalf of Parent and Merger Sub. No other actions or proceedings on the part of Parent or Merger Sub are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub, and, assuming the due authorization, execution and delivery of this Agreement by the Shareholder, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Section 3.2. Government Consents and Approvals; No Conflicts or Violations. The execution, delivery and performance by Parent or Merger Sub of this Agreement will not (with or without notice or lapse of time, or both): (a) require any License or any filing, notice, report, consent, registration, approval, permit or authorization to be made with or obtained from any Governmental Entity with respect to Parent or Merger Sub, other than any filings required under Section 13 or 16 of the Exchange Act, (b) breach, violate or conflict with or result in a default under any provision of the certificate of incorporation or bylaws of Parent or Merger Sub or any equivalent organizational or governing document of Parent or Merger Sub, or (c) require any approval or consent under, breach, violate, conflict with or result in a default under any provision of, or constitute an event that, with or without notice or lapse of time or both, would result in a breach, violation, conflict or default under or the creation of any obligations under or accelerate or permit the acceleration of or maturity of any performance required under, or result in the modification, cancellation or termination of, or give any Person the right to modify, cancel or terminate, or result in the loss of any benefit to which Parent or Merger Sub is entitled under or the creation of a Lien on any of the assets of Parent or Merger Sub (i) pursuant to any Contract to which Parent or Merger Sub is a party or by which any property or assets of Parent or Merger Sub is bound or affected or (ii) under any Law to which Parent or Merger Sub is subject or Order binding upon or applicable to Parent or Merger Sub.

ARTICLE IV

Covenants of the Shareholder

The Shareholder covenants and agrees as follows:

Section 4.1. Restriction on Transfer and Proxies. Except as contemplated by this Agreement or the Merger Agreement, during the period beginning from the execution and delivery by the parties of this Agreement through the Effective Time (or, if earlier, the termination of this Agreement in accordance with Article V), such Shareholder hereby agrees not to (a) take any action that would or would reasonably be expected to (i) constitute a breach hereof, (ii) make any representation or warranty of such Shareholder set forth in Article II untrue or incorrect or (iii) have the effect of preventing or disabling such Shareholder from performing any of its obligations under this Agreement; (b) other than with respect to Transfers (as defined below) to Affiliates of such Shareholder that are, or at or before the time of such Transfer agree to be, bound by this Agreement (and with respect to the Class B Shares, would not result in a conversion into Class A Shares), directly or indirectly, sell, transfer, pledge, encumber, hypothecate, assign or otherwise dispose of (whether by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of law or otherwise), or enter into any Contract, option or other arrangement or understanding with respect to the voting of or sale, transfer, pledge, encumbrance, hypothecation, assignment or similar disposition of (whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise), its Subject Shares (each, a “Transfer”); (c) grant any proxies or powers of attorney, or any other authorization or consent with respect to any or all of its Subject Shares with respect to any matter addressed by this Agreement; or (d) deposit any of its Subject Shares into a separate voting trust or enter into a voting agreement with respect to any of its Subject Shares. Notwithstanding the foregoing, (A) any Shareholder that is a trust may Transfer Subject Shares to the beneficiaries of such trust if each transferee agrees in advance in writing, in a manner reasonably acceptable to Parent, to accept such Subject Shares subject to the terms of this Agreement and to be bound by the terms of this Agreement and to agree and acknowledge that such Person shall constitute a Shareholder for all purposes of this Agreement, and (B) any Shareholder may Transfer Subject Shares (1) to any member of such Shareholder’s immediate family, (2) to a trust for the sole benefit of such Shareholder or any member of such Shareholder’s immediate family, the sole trustees of which are such Shareholder or any member of such Shareholder’s immediate family, or (3) by will or under the laws of intestacy upon the death of such Shareholder; provided, that a Transfer referred to in clause (1) through (4) of this sentence shall be permitted only if all of the representations and warranties in this Agreement with respect to such Shareholder would be true and correct upon such Transfer and the transferee agrees in advance in writing, in a manner reasonably acceptable to Parent, to accept such Subject Shares subject to the terms of this Agreement and to be bound by the terms of this Agreement and to agree and acknowledge that such person shall constitute a Shareholder for all purposes of this Agreement; provided, however, that in no event shall any Shareholder Transfer or attempt to Transfer of any Class B Shares if such Transfer could result in the conversion of such Class B Shares into Class A Shares. If any involuntary Transfer of any of such Shareholder’s Subject Shares in the Company shall occur (including, but not limited to, a sale by such Shareholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until valid termination of this Agreement. Notwithstanding the foregoing, such Shareholder may make Transfers of its Subject Shares as Parent may agree in writing in its sole discretion. Any attempted Transfer of Shares or any interest therein in violation of this Section 4.1 shall be null and void.

Section 4.2. Stop Transfer; Changes in Subject Shares. Such Shareholder hereby agrees with, and covenants to, Parent that (a) this Agreement and the obligations hereunder shall attach to its Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including its successors or assigns and (b) other than as permitted by this Agreement, such Shareholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of its Subject Shares. Notwithstanding any Transfer, such Shareholder shall remain liable for the performance of all of its obligations under this Agreement.

Section 4.3. Additional Securities. In the event the Shareholder becomes a beneficial owner of (a) any Class A Shares, Class B Shares or any other equity securities of the Company, (b) any equity securities which may be converted into or exchanged for such Class A Shares, Class B Shares or other equity securities of the Company or (c) any equity securities issued in replacement of, or as a dividend or distribution on, or otherwise in respect of, such Class A Shares, Class B Shares or other equity securities of the Company (collectively, “Additional Securities”), such Shareholder hereby agrees (x) to promptly notify Parent of the number and type of any Additional Securities acquired by such Shareholder after the date hereof, and (y) that the terms of this Agreement shall apply to all such Additional Securities as though owned by the Shareholder on the date of this Agreement.

Section 4.4. Share Dividends, etc. In the event of a stock split, stock dividend or distribution, or any split-up, reverse stock split, recapitalization, combination, reclassification, reincorporation, exchange of shares or the like, in each case affecting the Subject Shares, the term “Subject Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

Section 4.5. Documentation and Information. Such Shareholder hereby (a) consents to and authorizes the publication and disclosure by Parent and its Affiliates of its identity and holdings of Subject Shares and the nature of its commitments and obligations under this Agreement in any announcement, the Proxy Statement or any other disclosure document or filing with or notice to a Governmental Entity or Educational Agency in connection with the Merger or any of the Transactions, and (b) agrees as promptly as practicable to give to Parent any information it may reasonably require for the preparation of any such disclosure documents (other than any trust agreements, trust deeds, trust documents, trust instruments or similar documentation or information of such Shareholder). Such Shareholder hereby agrees to as promptly as practicable notify Parent of any required corrections with respect to any written information supplied by the Shareholder specifically for use in any such disclosure document, filing or notice if and to the extent that any shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

Section 4.6. No Solicitation. Subject to Section 1.1(c), from the date hereof until the Effective Time (or, if earlier, the termination of this Agreement in accordance with Article V), such Shareholder shall comply with the provisions of Sections 6.2(a), 6.2(b) and 6.2(h) of the Merger Agreement, mutatis mutandis, as if such Shareholder were the Company party thereto. Notwithstanding anything to the contrary in this Agreement, if the Company has received an unsolicited bona fide written Acquisition Proposal in accordance with Section 6.2(c) of the Merger Agreement, such Shareholder may take the actions set forth in clauses (B) and (C) of Section 6.2(c) of the Merger Agreement as if such Shareholder were the Company party thereto.

Section 4.7. Waiver of Appraisal Rights. Until such time as this Agreement is terminated in accordance with Article V, the Shareholder hereby irrevocably and unconditionally agrees not to exercise any rights of appraisal or any dissenters’ rights (including under Section 10-1302 of the ARS) that such Shareholder may have with respect to its Class B Shares (whether under applicable legal requirements or otherwise) or could potentially have or acquire in connection with the Merger or the Transactions.

Section 4.8. No Groups. The Shareholder agrees that, without the prior written consent of Parent, it shall not, and shall cause each of its Affiliates not to, become a member of a “group” (as that term is used in Section 13(d) of the Exchange Act) with respect to any Shares or other voting securities of the Company for the purpose of opposing or competing with the Merger or the Transactions.

Section 4.9. Class B Shareholder Liability. Parent shall cause the Surviving Corporation, and each of the Company and the Surviving Corporation hereby agrees, to do the following:

(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless (including advancement of expenses as incurred) the Shareholder (including trustees, directors, officers, managers, employees or agents of such Shareholder) (each, an “Indemnified Person”), in each case, to the fullest extent permitted by applicable Law, against any Liabilities (including reasonable attorneys’ fees) incurred in connection with any Proceeding to the extent relating to (i) the adoption and approval of this Agreement, the Merger and the Transactions and (ii) actions to enforce this provision.

(b) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 4.9.

(c) The rights of each Indemnified Person under this Section 4.9 shall be in addition to any rights such Person may have under the articles of incorporation or by-laws of the

Company or any of its Subsidiaries, or under Arizona Law or any other applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

Section 4.10. Further Assurances. From time to time and without additional consideration, each party hereto shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall take such further actions, as another party hereto may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

ARTICLE V

Termination

Section 5.1. This Agreement and the covenants, obligations and agreements set forth in this Agreement shall automatically terminate (without any further action of the parties) upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, or (c) the mutual written consent of each of the parties hereto and, at such time, this Agreement shall become null and void and of no further force and effect and there shall be no Liability or obligation hereunder on the part of any party; provided, however, no such termination shall relieve any party from Liability arising out of or related to any willful or intentional breach of this Agreement prior to such termination; provided further, that the provisions set forth in this Article V and Article VI shall survive the termination of this Agreement.

ARTICLE VI

Miscellaneous

Section 6.1. Governing Law.

(a) EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF ARIZONA ARE MANDATORILY APPLICABLE TO THE MERGER AND THE TRANSACTIONS, THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. The parties hereby irrevocably submit to the personal jurisdiction of the Supreme Court of the State of New York or, if such Supreme Court shall lack subject matter jurisdiction, the United States District Court for the Southern District of New York, solely in respect of the interpretation and enforcement of the provisions of (and any claim or cause of action arising under or relating to) this Agreement and of the documents referred to in this Agreement, and in respect of the Merger and the Transactions, and hereby waive, and agree not to assert, as a defense in any Proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such Proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such Proceeding or transactions shall be heard and determined in such courts. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 6.4 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.1.

(c) The parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Supreme Court of the State of New York or, if said Supreme Court shall lack subject matter jurisdiction, the United States District Court for the Southern District of New York, this being in addition to any other remedy to which such party is entitled at law or in equity. In the event that any action is brought in equity to enforce the provisions of this Agreement, no party shall allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each party further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6.1(c), and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 6.2. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, permitted assigns and legal representatives. This Agreement shall not be assignable by operation of law or otherwise; provided, however, that Parent may, in its sole discretion, assign, by written notice to (but without the consent of) the Shareholder, any or all of its rights, interest and obligations under this Agreement to any of its Affiliates; and provided, further, that the Shareholder may assign this Agreement without the prior written consent of Parent to any of such Shareholder’s Affiliates in connection with a Transfer of Subject Shares to such entities as permitted by this Agreement; provided, however, that no such Transfer or assignment will relieve such Shareholder of its obligations under this Agreement. Any purported assignment in violation of this Agreement shall be null and void.

Section 6.3. Waivers and Amendments. Subject to the provisions of applicable Laws, at any time prior to the Effective Time, the parties hereto may modify, supplement or amend this Agreement, solely by a written agreement executed and delivered by each party.

Section 6.4. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail (return receipt requested and postage prepaid), by facsimile, email or overnight courier (with proof of service):

(a)	If to Parent or Merger Sub, to it at:

c/o Apollo Management VIII, L.P.
2000 Avenue of the Stars, Suite 510 N
Los Angeles, CA 90067
Attention:	Larry Berg
Fax:	(310) 362-8458
Email:	LBerg@apollolp.com

with a copy, which will not constitute notice for purposes hereof, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention:	John M. Scott and Brian Finnegan
Email:	jscott@paulweiss.com; bfinnegan@paulweiss.com
Facsimile:	(212) 492-0079

(b)	if to the Shareholder, to it at:

4835 E. Exeter Boulevard
Phoenix, AZ 85018
Email: peter@dakarinc.com
Facsimile: (602) 954-2112

with a copy, which will not constitute notice for purposes hereof, to:

Farella Braun + Martel LLP
Russ Building
235 Montgomery Street
San Francisco, CA 94104
Attention:	Philip W. Peters
Email:	ppeters@fbm.com
Facsimile: (415) 954-4480

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above; provided, however, that such notification shall only be effective on the date specified in such notice or two (2) business days after the notice is given, whichever is later. Rejection or other refusal to accept or the inability to deliver because of a changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile or email (provided that if given by facsimile or email such notice, request, instruction or other document shall be followed up within one (1) business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.

Section 6.5. Expenses. The parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement, including, all fees and expenses of agents, representatives, counsel, investment bankers, actuaries and accountants.

Section 6.6. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision in any jurisdiction shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable in any jurisdiction, as to that jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

Section 6.7. Entire Agreement; No Third Party Beneficiaries. This Agreement and, to the extent referenced herein, the Merger Agreement, and any other documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect thereto. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement is intended or shall be construed to give any Person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 6.8. Interpretation. No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement. When a reference is made in this Agreement to any “Section,” “Article” or “Schedule,” such reference shall be to such Section, Article or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement. Whenever the word “include,” “includes” or “including” are used in this Agreement, such word shall be deemed to be followed by the words “without limitation”. Whenever the word “herein,” “hereof”, “hereunder” or other words of similar import are used in this Agreement, such words shall be deemed to refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Whenever the word “or” is used in this Agreement, it shall be deemed to be disjunctive but not exclusive. Any pronouns used herein shall include the corresponding masculine, feminine or neuter forms. The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. All references to any statute, rule, regulation or form (including in the definition thereof) are to such statute, rule, regulation or form as amended, modified, supplemented or replaced from time to time (and, in the case of any statute, include any rules and regulations promulgated under such statute), and all references to any section of any statute, rule, regulation or form include any successor to such section. All references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, in each case, as the same may be amended, modified, supplemented or restated from time to time, and all references to any section of such agreement include any successor to such section.

Section 6.9. Shareholder Capacity. Nothing contained herein, and no action taken by the Shareholder pursuant hereto, shall be deemed to constitute the parties as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the parties are in any way acting in concert or as a group with respect to the obligations or the transactions contemplated by this Agreement.

Section 6.10. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Class A Shares, Class B Shares or any other equity securities of the Company. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to the Shareholder, and Parent shall have no authority to direct the Shareholder in the voting or disposition of any of the Subject Shares, except as otherwise provided herein.

Section 6.11. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

AP VIII QUESO HOLDINGS, L.P.

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

SOCRATES MERGER SUB, INC.

By:	/s/ Laurie D. Medley
Name:	Laurie D. Medley
Title:	Vice President

[Signature Page to Voting and Support Agreement]

APOLLO EDUCATION GROUP, INC.

By:	/s/ Gregory W. Cappelli
Name:	Gregory W. Cappelli
Title:	Chief Executive Officer

[Signature Page to Voting and Support Agreement]

PETER V. SPERLING

By:	/s/ Peter V. Sperling
Name:	Peter V. Sperling

[Signature Page to Voting and Support Agreement]

SCHEDULE I

Shareholder	Class A Shares	Class B Shares
Peter V. Sperling	107,801	1

Schedule I